Exhibit 99.1

Hot Topic, Inc. Reports January Comp Store Sales Down 3.3%

CITY OF INDUSTRY, Calif.--(BUSINESS WIRE)--February 2, 2011--Hot Topic, Inc. (Nasdaq Global Select Market: HOTT) today announced the sales results for its fiscal month of January as well as its fourth quarter and fiscal year (four weeks, thirteen weeks and fifty-two weeks, respectively, ended January 29, 2011). A summary of the sales results by division (including internet) is as follows:

	Net Sales		Comparable Store Sales % Change
	$ Millions	% Change To Last Year	This Year	Last Year
JANUARY:
Hot Topic	29.6	-2.7%	-3.2%	-17.4%

Torrid	9.7	1.8%	-3.7%	5.7%

Total Co.	39.3	-1.4%	-3.3%	-13.1%

FOURTH QUARTER:
Hot Topic	171.2	-1.9%	-2.5%	-13.5%

Torrid	41.2	3.1%	-0.4%	0.0%

Total Co.	212.4	-0.8%	-2.1%	-11.5%

FISCAL YEAR:
Hot Topic	548.4	-5.5%	-6.5%	-5.6%

Torrid	159.9	1.8%	-0.7%	-2.9%

Total Co.	708.3	-3.9%	-5.3%	-5.1%

The company reiterated its fourth quarter (13 weeks ending January 29, 2011) guidance of earnings in the range of $0.11 to $0.14 per diluted share, excluding the costs associated with the cost reduction plan. The company now expects that the additional costs incurred in the fourth quarter will equate to approximately $10 million or $0.13 per diluted share.

For more detailed information relating to the above matters, please call 626-709-1209 to listen to a recorded commentary. Additionally, a conference call to discuss fourth quarter and fiscal year end results, business trends, guidance and other matters is scheduled for March 9, 2011 at 4:30 PM (ET). The conference call number is 866-713-8564, pass code “Hot Topic”, and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. A replay of the conference call will be available at 888-286-8010, pass code 67552082, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website for approximately two weeks.

Hot Topic, Inc. is a mall and web based specialty retailer operating the Hot Topic and Torrid concepts, as well as the e-space music concept, ShockHound. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women principally between the ages of 12 and 22. Torrid offers apparel, lingerie, shoes and accessories designed for various lifestyles for plus-size females principally between the ages of 15 and 29. ShockHound (www.shockhound.com) is a genre-spanning music website where people of all ages can purchase MP3s and music merchandise, share their music interests, read the latest music news and view exclusive editorial content. As of January 29, 2011, the company operated 657 Hot Topic stores in all 50 states, Puerto Rico and Canada, 153 Torrid stores, and Internet stores www.hottopic.com, www.torrid.com and www.shockhound.com.

In addition to historical information, this news release and the aforementioned recorded commentary contain forward-looking statements, which may include statements relating to financial results, guidance, store and online operations (including closures, remodels and relocations), projections and other financial performance including cost reductions. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, fluctuations in sales and comparable store sales results, our online music site, music, license and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, technology and other risks associated with Internet sales, the effect of negative conditions in the economic environment (including global capital and credit markets), the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, relationships with mall developers and operators, relationships with our vendors, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Annual Report on Form 10-K for the year ended January 30, 2010 and its Quarterly Reports on Form 10-Q. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

CONTACT:
Hot Topic, Inc., City of Industry, CA
Jim McGinty, CFO
626-839-4681 x2675